Exhibit 99.1

Table 1 – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3. Transaction Code (Instr. 8)		4.Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code (P) or (S)	V	Amount	(A) or (D)	Price
Common Stock(1)(2)(3)	12/3/2019		P		3,454	A	$3.94	15,382,017	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	12/3/2019		S		3,454	D	$3.94	15,378,563	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	1/8/2020		P		2,208	A	$4.93	15,380,769	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	1/8/2020		S		2,208	D	$4.93	15,378,561	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	1/9/2020		P		5,071	A	$4.96	15,383,624	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	1/9/2020		S		5,071	D	$4.96	15,378,553	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	2/4/2020		P		7,620	A	$4.65	15,386,236	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	2/4/2020		S		7,620	D	$4.65	15,378,616	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	6/1/2020		P		30,900	A	$3.74	15,409,456	I(4)	See Footnote(4)

Exhibit 99.1

Common Stock(1)(2)(3)	6/1/2020	S	30,900	D	$3.74	15,378,556	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/6/2020	S	264	D	$4.03	15,378,347	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/6/2020	P	264	A	$4.03	15,378,611	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/7/2020	P	265	A	$4.05	15,378,841	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/7/2020	S	265	D	$4.05	15,378,576	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/13/2020	P	243	A	$4.14	15,378,803	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/13/2020	S	243	D	$4.14	15,378,560	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/20/2020	S	202	D	$6.19	15,378,369	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/20/2020	P	202	A	$6.19	15,378,571	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/22/2020	S	210	D	$6.28	15,378,398	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/22/2020	S	2,100	D	$6.28	15,376,298	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/22/2020	P	2,310	A	$6.28	15,378,608	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/27/2020	S	300	D	$6.49	15,378,309	I(4)	See Footnote(4)

Exhibit 99.1

Common Stock(1)(2)(3)	7/27/2020	P	300	A	$6.49	15,378,609	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/31/2020	S	503	D	$5.88	15,378,052	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	7/31/2020	P	503	A	$5.88	15,378,555	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	8/3/2020	P	4,320	A	$5.70	15,382,911	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	8/3/2020	S	551	D	$5.70	15,382,360	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	8/3/2020	S	3,769	D	$5.70	15,378,591	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	11/3/2020	P	45,000	A	$9.37	15,423,596.43	I(4)	See Footnote(4)
Common Stock(1)(2)(3)	11/3/2020	S	45,000	D	$9.37	15,378,596.43	I(4)	See Footnote(4)
Common Stock(3)(5)	2/10/2021	D(5)	15,378,121	D	$9.50	0(5)	I(4)(5)	See Footnote(5)

Explanation of Responses:

*	If the form is filed by more than one reporting person, see Instruction 4(b)(v).
**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).
(1)

These transactions in the Common Stock of Endurance International Group Holdings, Inc. (the “Issuer”) have not previously been reported on Form 4 and were effected by Goldman Sachs & Co. LLC (“Goldman Sachs”) acting as agent on behalf of international affiliates that had entered into riskless principal trades in connection with client trade facilitation in the ordinary course of their business.

Exhibit 99.1

(2)

Without conceding riskless principal trades in connection with client trade facilitation in the ordinary course of business can result in liability under Section 16(b), the amount of profit potentially recoverable by the Issuer from the reported transactions will be remitted to the Issuer.

(3)

The Reporting Person is a managing director of Goldman Sachs. Goldman Sachs is a direct subsidiary of The Goldman Sachs Group, Inc. (“GS Group”). By virtue of Goldman Sachs’s right to appoint a director to the board of directors of the Issuer, the Reporting Person is also a director of Issuer by deputization. The Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein, if any, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(4)

Goldman Sachs and GS Group may be deemed to beneficially own indirectly shares of Common Stock by reason of direct beneficial ownership of such shares by certain by certain investment entities of which Goldman Sachs is the investment manager and affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner, managing general partner, managing partner, managing member or member.

(5)

On February 10, 2021, the Agreement and Plan of Merger (the “Merger Agreement”) among the Issuer Razorback Technology Intermediate Holdings, Inc., a Delaware corporation (the “Parent”), and Razorback Technology, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent was consummated. Upon consummation of the Merger Agreement, Parent acquired all outstanding shares of Common Stock of the Issuer at a price of $9.50 per share. This disposition was pre-approved by the Issuer’s board of directors pursuant to Rule 16b-3(e).